INVESTMENT ADVISORY AGREEMENT

                           BENHAM INTERNATIONAL FUNDS


     Agreement effective this 1st day of June, 1995, between BENHAM INTERNATIONAL FUNDS (the "Trust"), a registered open-end management investment company organized as a business trust in the Commonwealth of Massachusetts, and BENHAM MANAGEMENT CORPORATION (the "Advisor"), a corporation organized under the laws of the State of California, with offices located at 1665 Charleston Road, Mountain View, California 94043.

     Whereas, the Trust is authorized to issue shares of beneficial interest in one or more series with each such series representing interests in a separate portfolio of securities and other assets; and


     Whereas, the Trust currently offers its shares in one series designated as the Benham European Government Bond Fund, (the "Initial Series"), (such Initial Series together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Advisor to render investment advisory services hereunder and with respect to which the Advisor is willing to do so being herein collectively referred to as the "Series"). In the event the Trust establishes one or more series other than the Initial Series with respect to which it desires to retain the Advisor to render management and investment advisory services hereunder, it shall notify the Advisor in writing, whereupon such series shall become a Series hereunder.

     I    DESCRIPTION OF SERVICES TO BE PROVIDED. In consideration for the compensation hereinafter described, the Advisor agrees to provide the following services to the Trust and to the Series:

          A. Investment Advice and Portfolio Management. The Advisor shall manage the investment and reinvestment of the Series' assets in accordance with the investment objectives and policies of the Series as set forth in the Trust's registration statement with the Securities and Exchange Commission as amended from time to time and such instructions as the Trust's board of trustees may issue. Consistent with the foregoing, the Advisor shall make all the determinations as to the investment of the Series' assets and the purchase and sale of its portfolio securities and take all steps necessary to implement same. Such determinations and services shall also include determining the manner in which voting rights, rights to consent to corporate actions and other rights pertaining to the Series' portfolio securities shall be exercised. In placing orders for the execution of the Series' portfolio transactions, the Advisor shall use its best efforts to obtain the best possible price and execution and shall otherwise place such orders subject to and in accordance with any directions which the Trust's board of trustees may issue from time to time with respect thereto. The Advisor shall select brokers and dealers for the execution of portfolio transactions in accordance with the provisions of Section I.B. of this agreement.


          B.Brokerage. In executing transactions for the Series and selecting brokers or dealers, the Advisor will use its best efforts to seek the best price and execution available and shall execute or direct the execution of all such transactions in a manner both permitted by law and that suits the best interest of the Series and its shareholders. In assessing the best price and execution available for any Series transaction, the Advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Consistent with the obligation to obtain best execution, the Advisor may cause a Series to pay a broker which provides brokerage and research services to the Advisor a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Advisor determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Advisor's overall responsibilities to the Series and any other of the Advisor's clients.

         On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Series as permitted by applicable law, the Advisor may aggregate the securities to be sold or purchased with purchases of sales of other funds in order to obtain the best execution of the order or lower brokerage commissions, if any. The Advisor may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.


          C. Reports and Information. The Advisor shall render regular reports to the Trust at quarterly meetings of the board of trustees and at such other times as may reasonably be requested by the Trust's board of (i) the decisions it has made with respect to the Series' assets and the purchase and sale of its portfolio securities, (ii) the reasons for such decisions and related actions and, (iii) the extent to which those decisions have been implemented. In addition, the Advisor will provide the Trust with such accounting and statistical data as it requires for the preparation of registration statements, reports and other documents required by federal and state securities, tax and other applicable regulations and such additional documents and information as the Trust may reasonably request for the management of its affairs.


         D. Subcontracts. In rendering the services required under this agreement, the Advisor may, from time to time, engage or associate itself with such persons or entities as it believes necessary to assist it in carrying out its obligation under this agreement and may contract with such other parties as the Advisor deems appropriate to obtain information, advisory and management services, and other assistance. Any fees, compensation or expenses to be paid to any such party shall be paid by the Advisor and no obligation to any such party shall be incurred on the Series' behalf. Such arrangements as described in this paragraph shall be subject to the approval of the trustees, including a majority of the trustees who are not party to nor interested persons of such an arrangement, and of the shareholders, to the extent required by law.


         E. Promotion and Distribution. The Advisor shall promote the sale and distribution of the Series' shares to the general public in such a manner and at such times and places as the Advisor shall, in the exercise of reasonable discretion, determine; and otherwise as the Advisor and the Trust's board of trustees may from time to time agree.


     II.  COMPENSATION FOR SERVICES.

         (a) Amount of Compensation. As compensation for the services rendered and duties assumed by the Advisor, the Trust, on behalf of the Series, shall, within ten (10) days after the last day of each calendar month, pay the Advisor an advisory fee equal to the amount determined using the following formula: (A) a Trust Fee (if any) plus an Individual Fund Fee (if any), minus (B) the amount by which the Series' Expenses exceed the Expense Guarantee Rate as defined below, minus (C) any further amount by which the Advisor publicly announces it will reduce the Series' Expenses, plus (D) the amount of any recoupment as described below.


         The Advisor's compensation shall be computed and accrued daily.

         Upon termination of this agreement before the end of any calendar month, the fee for the period from the end of the calendar month preceding the month of termination to the date of termination shall be prorated according to the proportion which the number of calendar days in the month prior to the date of termination bears to the number of calendar days in the month of termination, and shall be payable within ten (10) days after the date of termination. For this purpose, the value of the Series' net assets shall be computed by the same method at the end of each business day as the Series uses to compute the value of its net assets in connection with the determination of the net asset value of Series shares, all as more fully set forth in the Series' prospectus. To the extent that Expenses of the Series in excess of the Series' Expense Guarantee Rate exceed the total of the Trust Fee (if any) and Individual Fund Fee (if any), plus any recoupment due, the Advisor will reimburse the Series for such excess.

         (b) Determination of Trust Fee and Individual Fund Fee. No Trust Fee hall be paid by the Benham European Government Bond Fund.

     With respect to the Benham European Government Bond Fund, the
Individual Fund Fee shall be determined based on the average daily net assets of the Benham European Government Bond Fund, pursuant to the following schedule of annualized rates:

                        0.45% of the first $200 million;
                         0.40% of the next $300 million;
                          0.35% of the next $1 billion;
                          0.34% of the next $1 billion
                          0.33% of the next $1 billion;
                          0.32% of the next $1 billion;
                          0.31% of the next $1 billion;
                        0.30% of the next $1 billion; and
                   0.29% of the net assets over $6.5 billion.

         (c) Limitation of Fund Expenses.

         1. The Expense Guarantee Rate for each Series is set forth on Schedule A, attached hereto, as such schedule may be amended from time to time by the Trust's board of trustees.

         2. The term "Expenses" as used in Section II of this agreement shall mean:

               A. The Trust Fee (if any) plus the Individual Fund Fee (if any).

               B. Compensation for administrative and transfer agent services as specified in Section I.B and II.B of The Administrative Services Agreement, as such agreement may be amended from time to time by the Trust's board of trustees or shareholders (the "Administrative Services Agreement").

               C. Direct expenses as specified in Section III.B of the
                  Administrative Services Agreement.

               D. Extraordinary Expenses, as specified in Section III.C of the
                  Administrative Services Agreement, are excluded from the definition of Expenses as set forth herein.

         3. The Advisor will be legally bound by any public announcement that it will reduce, in accordance with the terms of its announcement, the Series' Expenses below the Expense Guarantee Rate.

         (d) Recoupment. The Advisor may recover amounts (representing Expenses in excess of the Expense Guarantee Rate) which reduced the Advisor's compensation or that it reimbursed to a Series during the preceding 11 months if, and to the extent that, for any given month, the Series' expense ratio (net of reimbursements) was lower than the Expense Guarantee Rate in effect at the time, but not during any period, during which the Advisor has agreed, pursuant to paragraph (c)3 above, to limit the Series' Expenses to an amount less than the Expense Guarantee Rate.

    III. EXPENSES. Except as hereinafter provided, the Advisor shall pay all of its expenses incurred in the performance of this agreement, including but not limited to salaries and other compensation of its officers and employees and all other costs of providing such advice, portfolio management and information and reports to the Trust and the Series as are required hereunder, and all expenses associated with any activity primarily intended to result in the sale of Series' shares, such as advertising, printing and mailing of prospectuses to other than current shareholders, printing and mailing of sales literature and compensation of sales personnel.

     IV. ACTIVITIES OF THE ADVISOR. The services of the Advisor to the Series hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others. Subject to and in accordance with the Declaration of Trust and the Bylaws of the Trust and to Section 10(a) of the Investment Company Act of 1940, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor as directors, officers or shareholders of the Advisor, that directors, officers, agents or shareholders of the Advisor are or may be interested in the Trust as trustees, officers, shareholders or otherwise, that the Advisor is or may be interested in the Trust as a shareholder or otherwise, and that the effect of any such interest shall be governed by the Trust's Declaration of Trust, its Bylaws and the Investment Company Act of 1940.

     V. LIABILITY OF THE ADVISOR. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to liability to the Series or to any shareholder of the Series for any act or omission in the course of, or connected with, rendering advice or services hereunder or for any losses that may be sustained in the purchase, retention or sale of any security. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust or any director or officer of the Advisor from liability in violation of Sections 17(h) and (i) of the Investment Company Act of 1940.

     VI. LIMITATION OF TRUST'S LIABILITY. The Advisor acknowledges that it has received notice of and accepts the limitations of the Trust's liability set forth in its Declaration of Trust. The Advisor agrees that the Trust's obligations hereunder shall be limited to the Series and to its assets and that the Advisor shall not seek satisfaction of any such obligation from the shareholders of the Series nor from any trustee, officer, employee or agent of the Trust.

     VII. RENEWAL, TERMINATION AND AMENDMENT. The term of this agreement shall be from the date first written above, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date, and shall continue in effect with respect to a Series from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of either a majority of the outstanding voting securities of that Series or a majority of the Trust's trustees, and the vote of a majority of the Trust's trustees who are neither parties to the agreement nor interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. "Approved at least annually" shall mean approval occurring, with respect to the first continuance of the agreement, during the 90 days prior to and including the date of its termination in the absence of such approval, and with respect to any subsequent continuance, during the 90 days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of the agreement became effective. This agreement may be terminated at any time without payment of any penalty, by the board of trustees of the Trust, or with respect to a Series, by a vote of the majority of the outstanding voting securities of such Series, upon 60 days' written notice to the Advisor, and by the Advisor upon 60 days' written notice to the Trust. The agreement shall terminate automatically inthe event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for such terms in the Investment Company Act of 1940 and Rule 18f-2 thereunder.

     VIII. SEVERABILITY. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this agreement shall not be affected thereby.

     IX. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of California.

     In witness whereof, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first written above.



BENHAM INTERNATIONAL FUNDS



By /s/ John T. Kataoka
John T. Kataoka, President






BENHAM MANAGEMENT CORPORATION


By /s/ James M. Benham
James M. Benham, President

                                              EXPENSE GUARANTEE RATES
                                                    SCHEDULE A
                                    Expense Guarantee Rates and Effective Dates
                               Approved by Board of Directors/Trustees April 3, 1995
=========================================================================================================================
                                                             (Proposed '95)             BOARD             EFFECTIVE
                               FUND                              EXPENSE              APPROVAL              DATES
                                                                GUARANTEE               DATE
                                                                  RATE
=========================================================================================================================
Capital Preservation Fund                                         .54%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
Capital Preservation Fund II                                      .75%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
Benham California Tax-Free and Municipal Funds
-------------------------------------------------------------------------------------------------------------------------
  Municipal High-Yield Fund                                       .62%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
  Municipal Money Market Fund                                     .58%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Tax-Free Insured Fund                                           .62%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Tax-Free Intermediate Fund                                      .62%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Tax-Free Long-Term Fund                                         .62%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Tax-Free Money Market Fund                                      .54%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Tax-Free Short-Term Fund                                        .62%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
Benham Equity Funds
-------------------------------------------------------------------------------------------------------------------------
  Benham Equity Growth Fund                                       .75%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
  Benham Gold Equities Index Fund                                 .75%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Income & Growth Fund                                     .75%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Utilities Income Fund                                    .75%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Global Natural Resources Index Fund                      .75%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
Benham Government Income Trust
-------------------------------------------------------------------------------------------------------------------------
  Benham GNMA Income Fund                                         .65%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
  Benham Treasury Note Fund                                       .65%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Government Agency Fund                                   .50%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Adjustable Rate Government Securities Fund               .65%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Short-Term Treasury and Agency Fund                      .65%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Long-Term Treasury and Agency Fund                       .65%                    "                   "
-------------------------------------------------------------------------------------------------------------------------



                                              EXPENSE GUARANTEE RATES
                                                    SCHEDULE A
                                    Expense Guarantee Rates and Effective Dates
                               Approved by Board of Directors/Trustees April 3, 1995
=========================================================================================================================
                                                             (Proposed '95)             BOARD             EFFECTIVE
                               FUND                              EXPENSE              APPROVAL              DATES
                                                                GUARANTEE               DATE
                                                                  RATE
=========================================================================================================================

Benham International Funds
-------------------------------------------------------------------------------------------------------------------------
  Benham European Government Bond Fund                            .90%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
Benham Investment Trust
-------------------------------------------------------------------------------------------------------------------------
  Benham Prime Money Market Fund                                  .50%                 4/3/95             6/1/95 to
                                                                                                           5/31/98
-------------------------------------------------------------------------------------------------------------------------
Benham Manager Funds
-------------------------------------------------------------------------------------------------------------------------
  Benham Capital Manager Fund                                     1.00%                4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
Benham Municipal Trust
-------------------------------------------------------------------------------------------------------------------------
  Benham National Tax-Free Money Market Fund                      .64%                 4/3/95             6/1/94 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
  Benham National Tax-Free Intermediate-Term Fund                 .69%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham National Tax-Free Long-Term Fund                         .69%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Florida Municipal Money Market Fund                      .65%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Florida Municipal Intermediate-Term Fund                 .69%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  Benham Arizona Municipal Intermediate-Term Fund                 .69%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
Benham Target Maturities Trust
-------------------------------------------------------------------------------------------------------------------------
  1995 Portfolio                                                  .70%                 4/3/95             6/1/95 to
                                                                                                           5/31/96
-------------------------------------------------------------------------------------------------------------------------
  2000 Portfolio                                                  .70%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  2005 Portfolio                                                  .70%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  2010 Portfolio                                                  .70%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  2015 Portfolio                                                  .70%                    "                   "
-------------------------------------------------------------------------------------------------------------------------
  2020 Portfolio                                                  .70%                    "                   "
=========================================================================================================================
